UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                    SCHEDULE 14C INFORMATION

         Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary information statement
[ ]  Confidential, for Use of the Commission Only
[x]  Definitive information statement

                  NORTIA CAPITAL PARTNERS, INC.
         ----------------------------------------------
        (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-
     5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     Common Stock
     ------------

(2)  Aggregate number of securities to which transaction applies:

     ---------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     Not Applicable.
     ---------------
(4)  Proposed maximum aggregate value of transaction:

     Not Applicable.
     ---------------

(5)  Total fee paid:

     Not Applicable.
     ---------------

[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:                          Not Applicable.
                                                      ---------------
(2)  Form, Schedule or Registration Statement No.:    Not Applicable.
                                                      ---------------
(3)  Filing Party:                                    Not Applicable.
                                                      ---------------
(4)  Date Filed:                                      Not Applicable.
                                                      ---------------



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                  NORTIA CAPITAL PARTNERS, INC.
                     400 Hampton View Court
                      Alpharetta, GA 30004

                      INFORMATION STATEMENT
                          April 7, 2006


              We Are Not Asking You For A Proxy And
            You Are Requested Not To Send Us a Proxy

This information statement is being provided on behalf of the board of directors (the "Board") of Nortia Capital Partners, Inc. (the "Company") to record holders of shares of our common stock ("Shareholders") as of the close of business on the record date March 14, 2006. This information statement provides notice that the Board has recommended, and holders of a majority of the voting power of our outstanding common stock have voted, to approve the following items:

     Proposal  1:   Authorization to the Board  to  withdraw  the
     Company's election to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act").

This information statement describes, in more detail, the actions being taken and the circumstances surrounding the Board's recommendation of the actions. The action will become effective as of the filing of the Form N-54C with the Securities and Exchange Commission (the "SEC").

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company's principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company's principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared


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address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The information statement is being provided to you for informational purposes only. Your vote is not required to approve these actions. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is April 10, 2006.

We appreciate your continued interest in Nortia Capital Partners, Inc.


Very truly yours,

/s/ William J. Bosso
William J. Bosso
Chief Executive Officer


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



                      INFORMATION STATEMENT
                               OF
                  NORTIA CAPITAL PARTNERS, INC.
                     400 HAMPTON VIEW COURT
                      ALPHARETTA, GA 30004


                          BOARD MEETING

The Board of the Company met by telephonic conference on February 10, 2006 at 3:00 p.m. and determined that it was in the best interest of the Company and its shareholders to withdraw its election to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The holders of a majority of the voting power of the Company's outstanding common stock have voted to approve the recommendation of the Board. This information statement is being provided to shareholders to inform them of the circumstances surrounding and the reasons for the actions being taken.

                            PROPOSAL

In January 2005, the Company filed an election to become subject to the 1940 Act, such that it could commence conducting business as a business development company ("BDC"). The Company elected BDC status intending to provide debt and equity capital to companies that it believed presented opportunities for superior performance through liquidity events, recapitalizations, internal growth, product, or geographic expansion, the completion of complementary add-on acquisitions, or industry consolidations. The Company generally expected to invest in emerging and development-stage micro-cap companies that intended to be listed on U.S. equity markets, including the OTC Bulletin Board, but which otherwise lacked the necessary capital and depth of management to expand their businesses. Commensurate with those goals, in June 2005, the Company determined to begin an offering of shares of common stock as a BDC in accordance with the exemption from registration requirements of the Securities Act of 1933 (the "1933 Act") as provided by Regulation E.

In connection with that prospective offering, the Company filed a Form 1-E with the Securities and Exchange Commission (the "SEC"), which was subsequently reviewed and a comment letter issued (the "Comment Letter"). As a result, the Company understood that it may have been out of compliance with certain of the rules and regulations governing the business and affairs, financial status, and financial reporting items required of BDCs.

In response to the Comment Letter, during 2005, the Company conducted a review of its compliance with the 1940 Act and determined that it was not in compliance with several important provisions of that Act. Specifically, the Company determined that it had issued securities in return for services, potentially violating Section 23 of the 1940 Act, had granted shares of the


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Company's  common  stock as compensation to the  Company's  Chief
Executive Officer and President and had neglected to adopt compliance policies and procedures. The Board of Directors, including the Directors who are not interested persons of the Company, reviewed the facts surrounding these compliance failures
and   their  implications  for  the  Company.   Ultimately,   the
Directors caused the Company to take immediate and substantial steps to remediate the compliance failures, and the Company informed the SEC Staff of these steps. However, there can be no assurance that such steps will fully cure all of the 1940 Act compliance deficiencies to which the Company became subject, nor how any failure to cure those deficiencies will impact the
Company  in  the  future.   Moreover, the  Company's  significant
compliance and remediation costs, in terms of both time and dollars, have operated as an encumbrance on the Company's resources.

Accordingly, after careful consideration of the 1940 Act requirements applicable to BDCs, an evaluation of the Company's ability to operate as a going concern in an investment company regulatory environment, the cost of 1940 Act compliance needs and a thorough assessment of potential alternative business models, the Board has determined that continuation as a BDC is not in the best interest of the Company and its shareholders at the present time. A majority of the voting power of the Company's outstanding common stock, which is held by William Bosso, Matthew Henninger, Harrysen Mittler, John Benton, JP Baron II, Michael Marshall, and Jon Van Tuin, has voted to approve the recommendation of the Board, that the Company file a Form N-54C and withdraw its election to be registered as a BDC.

Subsequent to the filing of the Form N-54C, the Company intends to pursue a business model whereby it would provide merchant banking-type services to small, private companies seeking to become publicly held and traded (the "New Business Model"). Specifically, the Company will identify small private companies (the "Clients") and assist them with managerial, accounting and financial advice and help them to raise necessary capital by introducing them to potential investors. As compensation for these services, the Company proposes to receive shares of the
Client, which will then be registered by the Client in its initial public offering. The Company anticipates that the shares it receives as compensation will be assessed at par value. The Company will at all times report shares it receives as compensation on its periodic reports filed with the SEC. Upon the Client's initial public offering, the Company will immediately distribute to its shareholders all of the Client's shares held.

Under the New Business Model, the Company will at all times conduct its activities in such a way that it will not be deemed an "investment company" subject to regulation under the 1940 Act. Thus, it will not hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. In addition, the Company will conduct its business in such a manner as to ensure that it will at no time own or propose to acquire investment securities having a value exceeding 40 percent of the Company's total assets at any one time.


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



The Company's violations of the 1940 Act may cause the Company to incur certain liabilities. Such liabilities can not be estimated by management as of this time. However, such liabilities, if incurred, could have a significant impact on the Company's ability to continue as a going concern.

  RISKS ASSOCIATED WITH THE WITHDRAWAL OF ELECTION TO BE
                     REGULATED AS A BDC

When the Company ceases to be a BDC, the shareholders will lose certain protections, including the following:

   * The Company will no longer be subject to the requirement that it maintain a ratio of assets to senior securities of at least 200%;

   * The Company will no longer be prohibited from protecting any director or officer against any liability to the Company or the Company's shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person's office;

   * The Company will no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect it against larceny and embezzlement;

   * The Company will no longer be required to ensure that a majority of the directors are persons who are not "interested persons," as that term is defined in section 56 of the 1940 Act, and certain persons that would be prevented from serving on the Company's board if it were a BDC (such as investment bankers) will be able to serve on the Company's board;

   * The Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting the Company's ability to issue warrants and options;

   * The Company will be able to change the nature of its business and fundamental investment policies without having to obtain the approval of its shareholders;

   * The Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities at below net asset value;

   * The   Company  will  no  longer  be  subject  to  the  other
     provisions and protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated thereunder.

However,  the Board will still be subject to customary principles
of   fiduciary  duty  with  respect  to  the  Company   and   its
shareholders.


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


In addition, withdrawal of the Company's election to be treated as a BDC will not affect the Company's registration under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act.

        EFFECT ON THE FINANCIAL STATEMENTS AND TAX STATUS

The withdrawal of the Company's election to be regulated as a BDC will result in a change in its method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. Operating companies use either the fair-value or historical-cost methods of accounting for financial statement presentation and accounting for securities held, depending on how the investment is classified and how long the company intends to hold the investment.
Changing the Company's method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company's ability to report an increase in value of its holdings as they occur. The Company believes that, in light of its limited assets, the effect of the change in method of accounting should not be material.

The Company does not believe that withdrawing its election to be regulated as a BDC will have any impact on its federal income tax status, because the Company never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its shareholders) as a "regular" corporation under Subchapter C of the Internal Revenue Code.

     INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ to that of the common shareholders), none of the Company's officers, directors, or any of their respective affiliates has any interest in the withdrawal of the Company's election to be regulated as a BDC.

                        VOTING SECURITIES

Although   Shareholders  are  not  being  asked  to  approve   or
disapprove or otherwise vote on any matter discussed in this information statement, the following generally describes voting rights of Shareholders.

As  of  the  record  date, March 14, 2006, there  are  22,813,254 shares of common stock outstanding. Each share represents one vote. There are currently no arrangements known to the Company, the operation of which may result in a change in control of the registrant.


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



                      SHAREHOLDER PROPOSALS

As a general matter, the Company does not hold annual meetings of shareholders, and, therefore, the anticipated date of a meeting of shareholders cannot be provided. Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Company a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders.

                 DISSENTERS' RIGHT OF APPRAISAL

Under Nevada law and our certificate of incorporation and bylaws, no shareholder has any right to dissent to the Company's withdrawal of election to be registered as a BDC under the 1940 Act, and no shareholder is entitled to appraisal of or payment for their shares of the Company's stock.

                        MORE INFORMATION

The Company will furnish, without charge, a copy of the annual report and the most recent semi-annual report succeeding the annual report to a shareholder, upon request to William J. Bosso, 400 Hampton View Court, Alpharetta, GA 30004 or by calling collect to 770-777-6795, by first class mail, within three business days of receipt of the request.

                            INQUIRIES

Shareholders may make inquiries by contacting William J. Bosso at 770-777-6795.













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